UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

Clearfield, Inc.

(Exact name of registrant as specified in charter)

Minnesota	000-16106	41-1347235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 476-6866
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2024, Clearfield, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Prisma Shelter, S. de R.L. de C.V. (the “Tenant”) and Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, solely in its capacity as Trustee of Trust No. 3218 (the “Landlord”) for an approximately 318,000 square foot manufacturing facility in Tijuana, Mexico (the “Facility”). The Company signed the Lease as a joint and several obligor of the Tenant to induce the Landlord to lease the Facility to the Tenant.

The Lease has an effective date of April 1, 2024, and a term of seven years, of which five years are mandatory. The Lease contains two options to extend the term of the Lease for additional periods of five years each. The Lease calls for monthly base rental payments of $168,786.19, increasing two percent annually, plus monthly additional rental payments of $13,238.13, subject to adjustment, for certain costs and expenses related to maintenance, services, security, property taxes and insurance. The Lease includes customary agreements, covenants, representations and warranties of the parties relating to such matters as use of the Facility, signage, security deposit, condition and delivery of the Facility, quiet enjoyment, assignment and subletting, insurance, alterations or improvements to the Facility, ownership of property, repairs and maintenance, utilities, events of default, and the rights and remedies available to the Landlord upon an event of default.

Since July 2021, the Facility has been used to complete final build and assembly of a significant portion of the Company’s products through a third-party maquiladora that had been leasing the Facility from the Landlord. The Company elected to change maquiladoras, which resulted in the Landlord and the previous maquiladora terminating their lease for the Facility and the Landlord leasing the facility to the Tenant, which will serve as the Company’s new maquiladora.

The foregoing summary of the Lease does not purport to be complete and is subject to and qualified in its entirety by reference to the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement dated April 4, 2024, by and among Prisma Shelter, S. de R.L. de C.V., Clearfield, Inc., and Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, solely in its capacity as Trustee of Trust No. 3218.

104	Cover Page Interactive Data File (included within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Daniel R. Herzog
Dated: April 9, 2024		Daniel R. Herzog, Chief Financial Officer